TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Agreement”) is made as of the 13 day of February 2019 by and among Novomic Ltd., with principal offices at 23 Ha’ melacha St., Rosh-Haayin, Israel (the “Company”), and Doron Biran (the “Service Provider”)

WHEREAS, in June 2018, the Company and Service Provider entered in that certain Services Agreement (the “Services Agreement”);

WHEREAS, the Company and Service Provider wish to terminate the Services Agreement as of February 15, 2019;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1. Notwithstanding anything to the contrary in the Servicers Agreement, the Company and Service Provider agree that the Services Agreement shall be terminated as of February 15, 2019.

2. Upon termination of the Services Agreement:

a.	The Company shall pay the Service Provider the consideration due to him in accordance with the Services rendered by him until the date of such termination in the amount of NIS 34,821, plus VAT if applicable. Such payment shall be made until February 28, 2019; and

b.	The Service Provider shall cooperate with the Company in order to transfer any matter related to the Services Agreement.

3. The Service Provider agrees to fulfill his confidentiality and non-competition undertakings contained in the Services Agreement.

4. Each party hereby releases and forever discharges the other party from any and all claims, demands, rights, obligations, damages and liabilities of any nature whatsoever whether or not now known, suspected or claimed, which such party ever had, now has, or may claim to have against the other party in connection with the Services Agreement and the termination of this relationship.

5. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent court in Tel Aviv-Jaffa, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.

6. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties hereto.

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IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

Novomic Ltd.

By:
Name:
Title:

Doron Biran

By;	/s/ Doron Biran